Exhibit 24


                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that the undersigned director and/or officer of American Capital Strategies, Ltd., a corporation organized under the laws of the state of Delaware (the "Company"), hereby constitutes and appoints David J. Gladstone, Malon Wilkus, Adam Blumenthal, John Erickson and Samuel A. Flax, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents for him and her on his or her behalf and in his or her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Annual Report on Form 10-K for the fiscal year ended December 31, 1997 or any other appropriate form and all amendments or supplements (including post-effective amendments) thereto with all exhibits and any and all documents required to be filed with respect thereto, relating to the filing of the Annual Report of the Company, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS HEREOF, the undersigned director and or officer has hereunto set his or her hand and seal, as of the date specified.


Signature                        Title                               Date
---------                        -----                               ----

--------------------------       Director                            March 23, 1998
Robert L. Allbritton

/s/ Adam Blumenthal              Executive Vice President,           March 23, 1998
--------------------------       Director and Secretary
Adam Blumenthal

/s/ Landon Butler                Director                            March 23, 1998
--------------------------
Landon Butler

/s/ John R. Erickson             Chief Financial Officer             March 23, 1998
--------------------------       (Principal Accounting and
John R. Erickson                 Financial Officer)


/s/ David J. Gladstone           Chairman of the Board of            March 23, 1998
--------------------------       Directors
David J. Gladstone





/s/ Neil M. Hahl                 Director                            March 23, 1998
--------------------------
Neil M. Hahl

/s/ Philip R. Harper             Director                            March 23, 1998
--------------------------
Philip R. Harper

/s/ Stephen L. Hester            Vice President and General          March 23, 1998
--------------------------       Counsel
Stephen L. Hester

/s/ Stan Lundine                 Director                            March 23, 1998
--------------------------
Stan Lundine

--------------------------       Director                            March 23, 1998
Stephen P. Walko

/s/ Malon Wilkus                 President and Director              March 23, 1998
--------------------------
Malon Wilkus